UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

1606 Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-56467	86-1497346
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2425 E. Camelback Rd Suite 150 Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(602) 481-1544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2026, 1606 Corp., a Nevada corporation (the "Company"), and Jefferson Enterprise Energy, LLC, a Texas limited liability company ("Seller"), entered into the First Amendment to Purchase and Sale Agreement (the "First Amendment"), amending that certain Purchase and Sale Agreement effective as of March 12, 2026 (the "Agreement"), relating to the Company's purchase of certain real property and related assets located in Angelina County, Texas.

The First Amendment extends the closing date under the Agreement from April 15, 2026 to May 22, 2026. The total purchase price of $11,168,864 remains unchanged.

As consideration for the closing date extension, the $250,000 previously deposited by the Company as earnest money shall be deemed fully earned by Seller as a non-refundable extension fee and shall not be credited against the purchase price at closing, regardless of whether the closing occurs or the Agreement is terminated.

From April 13, 2026 through the closing date, the Company is required, upon Seller's written request, to provide information reasonably requested by Seller to verify the Company's financial ability to close, including term sheets, commitment letters, or evidence of available funds.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1606 Corp.

Date: April 16, 2026	By:	/s/ Austen Lambrecht
Austen Lambrecht, Chief Executive Officer

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